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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Harry E. Gruber, M.D., President and Chief Executive Officer of Kintera, Inc. (the "Registrant"), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)
the Annual Report on Form 10-K of the Registrant, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 30, 2004

/s/ HARRY E. GRUBER, M.D. Harry E. Gruber, M.D. President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kintera, Inc. and will be retained by Kintera, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER